CONSENT OF INDEPENDENT ACCOUNTANTS
                        ______________________________




     We consent to the incorporation by reference in the registration statement of The Vintage Funds on Form N-14 (File No. 33-89078) of our report dated February 26, 1996, on our audit of the financial statements of The Laidlaw Covenant Fund as of and for the year ended December 31, 1995, included in the Annual Report to Shareholders. We also consent to the reference to our firm under the caption "Experts".



                                            /s/ Coopers & Lybrand L.L.P.
                                            COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
October 2, 1996